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EXHIBIT 99.1

[AETHLON LOGO]


FOR IMMEDIATE RELEASE:                           Contact:

                                                 Jeff Richardson
                                                 Senior Director, Communications
                                                 858.459.7800 x302
                                                 jrichardson@aethlonmedical.com


                                                 James A. Joyce
                                                 Chairman, CEO
                                                 858.459.7800 x301
                                                 jj@aethlonmedical.com


         DR. HAROLD HANDLEY APPOINTED PRESIDENT OF AETHLON MEDICAL, INC.


San Diego, CA, July 18, 2006 -Aethlon Medical, Inc., (OTCBB:AEMD) a pioneer in developing therapeutic devices for infectious disease, announced today that Harold ("Hal") H. Handley, Jr. Ph.D. has been appointed President of the organization. Dr. Handley has over 20 years of management and research experience and was a co-founder of Idec Limited Partners, Inc., today known as Biogen Idec, Inc., operating with a market value exceeding $14 billion. Dr Handley has authored numerous scientific publications and is the primary inventor of more than twelve issued patents. Most recently, Dr. Handley was Executive Vice President and Chief Scientific Officer of Transvivo, Inc., a developer of biofiltration and catheter devices, where he oversaw all regulatory, clinical, patent, and research efforts.

"I believe Aethlon has established a scientific vision that could provide medical benefit to large numbers of civilian and military personnel," stated Dr. Handley. "I'm excited to participate in the effort to commercialize the HemopurifierTM, and look forward to developing other potentially valuable therapeutics," concluded Handley.

As President, Dr. Handley will be responsible for the management of regulatory initiatives, new product development, coordination of grant proposals and science publications, and related communications to the medical community.

 "Hal is a tremendous addition to our team," stated Aethlon Chairman and CEO, James A. Joyce. "Especially when considering our near-term plans to file regulatory submissions with the FDA, and the continued testing of the Hemopurifier that is expected abroad." "Over the last year, we have assembled a team that is capable of executing our current scientific initiatives and beyond," concluded Joyce, who previously held the position of President in addition to his role as Chairman and CEO.

ABOUT AETHLON MEDICAL
---------------------

Aethlon Medical is developing the first medical device to treat infectious disease. The device, known as the Hemopurifier(TM), is a broad-spectrum treatment countermeasure against drug and vaccine resistant bioweapons, naturally evolving pandemic threats such as H5N1 Avian Flu, and chronic infectious disease targets including Hepatitis-C (HCV) and the Human Immunodeficiency Virus (HIV). Global researcher, Frost & Sullivan, recently awarded the HemopurifierTM the 2006 TECHNOLOGY INNOVATION AWARD for its advances in the field of biodefense. Aethlon has also initiated research on a second generation HemopurifierTM that targets the capture of growth factors inherent in the spread of Cancer. More information on Aethlon Medical and the HemopurifierTM technology can be found at www.aethlonmedical.com.




CERTAIN OF THE STATEMENTS HEREIN MAY BE FORWARD-LOOKING AND INVOLVE RISKS AND UNCERTAINTIES. SUCH FORWARD-LOOKING STATEMENTS INVOLVE ASSUMPTIONS, KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF AETHLON MEDICAL, INC TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE, OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS. SUCH POTENTIAL RISKS AND UNCERTAINTIES INCLUDE, WITHOUT LIMITATION, THE COMPANY'S ABILITY TO RAISE CAPITAL WHEN NEEDED, THE COMPANY'S ABILITY TO COMPLETE THE DEVELOPMENT OF ITS PLANNED PRODUCTS, THE ABILITY OF THE COMPANY TO OBTAIN FDA AND OTHER REGULATORY APPROVALS PERMITTING THE SALE OF ITS PRODUCTS, THE COMPANY'S ABILITY TO MANUFACTURE ITS PRODUCTS AND PROVIDE ITS SERVICES, THE IMPACT OF GOVERNMENT REGULATIONS, PATENT PROTECTION ON THE COMPANY'S PROPRIETARY TECHNOLOGY, PRODUCT LIABILITY EXPOSURE, UNCERTAINTY OF MARKET ACCEPTANCE, COMPETITION, TECHNOLOGICAL CHANGE, AND OTHER RISK FACTORS. IN SUCH INSTANCES, ACTUAL RESULTS COULD DIFFER MATERIALLY AS A RESULT OF A VARIETY OF FACTORS, INCLUDING THE RISKS ASSOCIATED WITH THE EFFECT OF CHANGING ECONOMIC CONDITIONS AND OTHER RISK FACTORS DETAILED IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS.